                                                                  EXHIBIT 23.1




INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-38702 of Quanex Corporation on Form S-8 of our report dated May 3, 1996 appearing in the Annual Report of Form 11-K of the Quanex Corporation Employee Savings Plan for the year ended December 31, 1995.

/s/ DELOITTE & TOUCHE LLP
- ---------------------------
DELOITTE & TOUCHE LLP

Houston, Texas
June 24, 1996